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                                                                      EXHIBIT 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated January 14, 2002 incorporated by reference in this Form 10-K, into MBT Financial Corp.'s previously filed Registration Statement No. 333-67738 on Form S-8. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 2001 or performed any audit procedures subsequent to the date of our report.



                                                /s/ Arthur Andersen LLP
                                                -----------------------



Detroit, Michigan
April 17, 2002